UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 8, 2009 (May 4, 2009)

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20488 (Commission File Number)	23-2491707 (IRS Employer Identification No.)
6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-4.1
EX-4.2
EX-4.4

Item 1.01. Entry into a Material Definitive Agreement.
     On May 4, 2009, Psychiatric Solutions, Inc. (the “Company”) entered into a Purchase Agreement pursuant to which it agreed to sell $120 million aggregate principal amount of 7 3/4% Senior Subordinated Notes due 2015 (the “Notes”) to Banc of America Securities LLC (“Banc of America”), Barclays Capital Inc., Citigroup Global Markets Inc. (“Citigroup”), J.P. Morgan Securities Inc. and RBC Capital Markets Corporation (collectively, the “Initial Purchasers”). A copy of the Purchase Agreement is included as Exhibit 4.1 hereto and incorporated herein by reference.
     On May 7, 2009, the Company completed the private placement of the Notes in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). Interest on the Notes accrues at the rate of 7.75% per annum and is payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2009. The Notes will mature on July 15, 2015. The Notes were issued pursuant to the terms of an Indenture, dated as of May 7, 2009 (the “Indenture”), among the Company, certain of the Company’s subsidiaries named as guarantors therein and U.S. Bank National Association, as trustee (the “Trustee”). The Notes are substantially similar in all respects to the Company’s existing $470 million aggregate principal amount of 7 3/4% Senior Subordinated Notes due 2015 (the “Existing Notes”), except that the Notes were issued with original issue discount and, thus, are a separate series from, and have a different CUSIP number than, the Existing Notes.
     The Notes are unsecured senior subordinated indebtedness of the Company and are fully and unconditionally guaranteed on a senior subordinated basis by all of the Company’s existing and future restricted subsidiaries. The Notes and the guarantees are subordinated in right of payment to the Company’s and the guarantors’ existing and future senior indebtedness, including the Company’s senior secured credit facilities, rank equally with the Company’s and the guarantors’ existing and future senior subordinated indebtedness, including the Existing Notes, and senior to the Company’s and the guarantors’ other subordinated debt. In addition, the Notes are effectively subordinated to all of the Company’s and the guarantors’ secured debt to the extent of the value of the assets securing such obligations and to all of the liabilities of the Company’s subsidiaries that are not guaranteeing the notes.
     The Indenture contains customary covenants that include: (1) limitations on the Company’s and the guarantors’ ability to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, make certain payments and investments, create liens, sell assets, including the capital stock of restricted subsidiaries, merge or consolidate with other entities and enter into transactions with affiliates; and (2) cross-default covenants triggered by a default of any other indebtedness in the aggregate of at least $10 million.
     Upon the occurrence of a change of control, which is defined in the Indenture, each holder of the Notes has the right to require the Company to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the repurchase date.
     If the Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), on July 15, 2014 and each interest period thereafter, the Company will be required to redeem for cash a portion of each Note then outstanding equal to the portion of a Note determined by the Company to be required to be redeemed to prevent such Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. The redemption price for the portion of each Note redeemed will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption.
     The Company may redeem the Notes, in whole at any time or in part from time to time, (i) prior to July 15, 2010, at a redemption price equal to 100% of the principal amount thereof plus a make-whole premium, (ii) during the twelve-month periods beginning on July 15 of the years 2010, 2011, and 2012, at redemption prices equal to 103.875%, 102.583% and 101.292%, respectively, of the principal amount thereof, and (iii) on and after July 15, 2013, at a redemption price equal to 100% of the principal amount thereof, in each case, plus any accrued and unpaid interest to the redemption date.
     The Indenture contains events of default (subject in certain cases to customary grace and cure periods), including, among other things, payment defaults, material inaccuracies of representations and warranties, breach of covenants, cross-defaults to other indebtedness, and bankruptcy and insolvency defaults. A default under the Indenture would permit the Trustee and/or the holders of at least 25% in principal amount of the outstanding Notes to require immediate repayment of all principal together with all accrued and unpaid interest on the Notes.
     The description of the Indenture set forth above does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Indenture, a copy of which is included as Exhibit 4.2 hereto and incorporated herein by reference.
     In connection with the closing of the sale of the Notes, the Company and its subsidiaries that guarantee the Notes pursuant to the Indenture entered into a Registration Rights Agreement, dated as of May 7, 2009 (the “Registration Rights Agreement”), whereby the Company agreed, under certain circumstances, to register notes with substantially identical terms to the Notes (the “Registered Notes”) and commence an exchange offer to allow holders of the Notes to exchange their Notes for Registered Notes. However, the Company will not be required to make the exchange offer to the extent the Notes are freely tradable under Rule 144 under the Securities Act, the restrictive legend has been removed from the Notes and the Notes do not bear a restricted CUSIP number. The description of the Registration Rights Agreement set forth herein does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is included as Exhibit 4.4 hereto and incorporated herein by reference.
     Proceeds from the issuance of the Notes were used to pay a portion of the outstanding balance under the Company’s revolving credit facility and pay related fees and expenses.
     The Initial Purchasers and certain of their affiliates have provided and may in the future provide financial advisory, investment banking and commercial banking services in the ordinary course of business to the Company and its guarantor subsidiaries and certain of their affiliates, for which they receive customary fees and expense reimbursement. Banc of America and Citigroup acted as joint lead arrangers and joint book managers for the Company’s senior secured revolving credit facility, and Bank of America, N.A., an affiliate of Banc of America, serves as administrative agent, collateral agent and a lender under the Company’s senior secured revolving credit facility. Citigroup acted as sole lead arranger and sole book manager for the

Company’s senior secured term loan facility, and Citicorp North America, Inc., an affiliate of Citigroup, serves as administrative agent under the Company’s senior secured term loan facility. Certain of the other initial purchasers (or affiliates thereof) are lenders and/or agents or arrangers under our senior secured credit facilities. In addition, CIT Capital Securities LLC and Fifth Third Bank (or one of its affiliates), each of which are a lender or an affiliate of a lender under the Company’s senior secured credit facilities, acted as financial advisors to the Company in connection with the offering of the Notes and received a reasonable advisory fee in connection therewith.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided under Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
4.1	Purchase Agreement, dated as of May 4, 2009, among Psychiatric Solutions, Inc., the subsidiaries of Psychiatric Solutions, Inc. party thereto as guarantors, and Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and RBC Capital Markets Corporation.

4.2	Indenture, dated as of May 7, 2009, among Psychiatric Solutions, Inc., the subsidiaries of Psychiatric Solutions, Inc. party thereto as guarantors and U.S. Bank National Association, as Trustee.

4.3	Form of Notes (included in Exhibit 4.2).

4.4	Registration Rights Agreement, dated as of May 7, 2009, among Psychiatric Solutions, Inc., the subsidiaries of Psychiatric Solutions, Inc. party thereto as guarantors, and Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and RBC Capital Markets Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
Date: May 8, 2009	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
4.1	Purchase Agreement, dated as of May 4, 2009, among Psychiatric Solutions, Inc., the subsidiaries of Psychiatric Solutions, Inc. party thereto as guarantors, and Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and RBC Capital Markets Corporation.

4.2	Indenture, dated as of May 7, 2009, among Psychiatric Solutions, Inc., the subsidiaries of Psychiatric Solutions, Inc. party thereto as guarantors and U.S. Bank National Association, as Trustee.

4.3	Form of Notes (included in Exhibit 4.2).

4.4	Registration Rights Agreement, dated as of May 7, 2009, among Psychiatric Solutions, Inc., the subsidiaries of Psychiatric Solutions, Inc. party thereto as guarantors, and Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and RBC Capital Markets Corporation.